Exhibit 99.1

For Immediate Release

Contact: Scott Howat

Director of Corporate Communications

Affinia Group Inc.

(734) 827-5421

AFFINIA REPORTS IMPROVED PROFITABILITY ON LOWER

SALES FOR THE FIRST QUARTER OF 2009

ANN ARBOR, MICHIGAN, May 7, 2009 – Affinia Group Inc., a global leader in the on and off-highway replacement products and service industry, today reported its financial results for the first quarter ended March 31, 2009.

First Quarter

Net sales were $457 million for the quarter compared to $529 million for the same period in 2008. The decrease in sales was primarily a result of a stronger U.S. Dollar in the first quarter of 2009, as compared with the first quarter of 2008, which led to $54 million of lower sales due to currency translation. The continued global recessionary climate also contributed to lower sales in the quarter.

Gross profit for the quarter was $85 million. Although gross profit was $10 million lower than in the first quarter of 2008, it was achieved on lower sales and resulted in a gross margin of 19 percent. This compares with gross profit of $95 million and a gross margin of 18 percent for the same period in 2008. The improvement in gross margin was largely due to ongoing cost savings resulting from the comprehensive restructuring program which the company initiated in 2005.

Selling, general and administrative expenses were $64 million for the quarter, a decrease of $13 million compared with the same period in 2008. The decrease resulted from $2 million in lower payroll related costs, a $4 million reduction in workers compensation and general liability reserves, a $3 million reduction in professional fees, a $3 million reduction in restructuring expense and a $1 million reduction in customer change over costs. The reduction in selling, general and administrative expenses resulted in an operating profit of $21 million and an operating margin of 5 percent in the first quarter of 2009 compared to $18 million and 3 percent, respectively, in the first quarter of 2008.

Affinia’s net income for the quarter was $4 million compared with net income of $3 million in the first quarter of 2008. The improvement in net income was primarily a result of lower selling, general and administrative expenses.

“Although market conditions remain soft due to the continued global economic climate, we have managed our cost structure accordingly and have not only maintained but improved our margins. Our relentless focus on driving out cost and inefficiencies, along with closely managing our balance sheet, have placed the company in a very competitive position as the marketplace and overall economic conditions improve,” stated Terry McCormack, Affinia’s President and Chief Executive Officer.

As of March 31, 2009, the Company had $39 million of cash and cash equivalents. Cash from operations resulted in a use of cash of $29 million for the quarter compared to a source of cash of $18 million in the same period in 2008. Accounts payable resulted in a use of $11 million of cash in the quarter compared to a source of $19 million of cash in the same period in 2008. Accounts payable, which fluctuates based on the timing of payments, was a significant factor in the movement of operating cash flow in the first quarter of 2009 as compared to the first quarter of 2008.

Total debt outstanding was $622 million of which $599 million was long-term debt. Total debt remained unchanged from December 31, 2008 however, long-term debt outstanding was $9 million lower, primarily as a result of a $10 million reduction on the Company’s senior credit facility. No borrowings were outstanding under the Company’s receivables securitization program. At March 31, 2009 the Company continued to be in compliance with all debt covenants.

Conference Call

Affinia Group will hold a conference call to discuss its results on Friday, May 8, 2009 at 11:00 a.m. Eastern Time.

Prior to the conference call, Affinia’s full-text financial results and a copy of the slide presentation will be available for downloading from Affinia’s web site: www.affiniagroup.com.

To participate in the call, please dial (866) 257-8908 within the United States and Canada or (706) 758-9895 for international callers and reference conference ID # 96498873. A replay of the call will be available shortly after the live broadcast ends. To access the replay, please dial (800) 642-1687 within the United States or (706) 645-9291 for international callers. You will need to reference conference ID # 96498873.

Affinia Group Inc. is a global leader in the on and off-highway replacement products and service industries. In North America the Affinia family of brands includes WIX® filters, Raybestos®, AIMCO® and BrakePro® brake products, and McQuay-Norris® and Raybestos™ Chassis parts. South American and European brands include Nakata®, Filtron®, Urba® and Quinton Hazell®. For more information, visit www.affiniagroup.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this news release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved.

With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others: the impact of the recent turmoil in the financial markets on the availability and cost of credit; financial viability of key customers and key suppliers; our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing and import pressures; the shift in demand from premium to economy products; our dependence on our largest customers; changing distribution channels; increasing costs for manufactured components, raw materials, crude oil and energy; our ability to achieve cost savings from our restructuring; increased costs in imported products from low cost sources; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; risk of impairment to intangibles and goodwill; risk of successful refinancing if required; non-performance by, or insolvency of, our suppliers or our customers; work stoppages or similar difficulties that could significantly disrupt our operations, and other labor disputes; challenges to our intellectual property portfolio; changes in accounting standards that impact our financial statements; difficulties in developing, maintaining or upgrading information technology systems; the adequacy of our capital resources for future acquisitions; our ability to successfully combine our operations with any businesses we have acquired or may acquire; effective tax rates and timing and amounts of tax payments; and our exposure to a recession. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements apply only as of the date of this news release and the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after such date.

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